Exhibit 99.1

Contact:

Catherine McCormack

Direct: 212.819.4816

Email: Catherine.McCormack@edelman.com

Fuse Science Announces Licensing

and

Distribution Agreements with Mission Product Holdings, Inc.

Miami Lakes, FL – February 27, 2012 – Fuse Science Inc (OTCQB: DROP), (www.fusescience.com), announced today that it has entered into licensing and distribution agreements with Mission Product Holdings, Inc., the parent company of Mission Athletecare™ (www.missionathletecare.com), to facilitate consumer access to Fuse Science’s unique medicine and nutrient delivery technology.

As part of the licensing agreement, Fuse Science has licensed to Mission its proprietary transdermal delivery technology, which can enhance the way consumers receive medicines or nutrients in comparison to traditional skin products by speeding up their delivery through the skin – a significant advantage for Mission’s athletic consumer base. By licensing Fuse Science’s technology, Mission has the opportunity to develop superior product formulations that not only complement its existing line of performance skincare products, but deliver their intended benefits faster and more effectively than ever before.

The distribution agreement provides Fuse Science with access to a robust network of food, drug and sporting goods retailers, representing nearly 20,000 locations, which currently carry the Mission brand. Fuse will start by offering its line of innovative drop technology products which are supported by golf superstar, Tiger Woods. The drop line of performance products will use cutting-edge body absorption technology to allow fast delivery of energy and electrolytes with a single drop of liquid administered in the mouth. The initial products in this unique drop range will consist of:

•	PowerFuse™ – An all-natural, faster-acting energy source with longer-lasting results in a single drop
•	HydroFuse™ – Concentrated electrolyte delivery in a single drop taken before exercise for stronger, sustained performance
•	NutriFuse™ – Vitamin drops designed for faster absorption, antioxidant support and better nutrition

“We’re excited to be entering into this relationship with Mission – an innovative company dedicated to solving problems unique to athletes and setting a new standard for how sporting companies can make an impact in the market,” said Brian Tuffin, Fuse Science’s Chief Executive Officer. “We believe that combining our proprietary technology with their distribution channels and expertise is a winning formula for our future growth and product differentiation”

Exhibit 99.1

“The opportunity to leverage our position as a true pioneer of sports innovation within our network of retail partners by introducing Fuse technologies is very compelling,” said Mission’s President, Josh Shaw. “We’re very excited about the prospects for this relationship and we’re looking forward to being “Powered by Fuse!”

Fuse Science is a company with a dual track strategy for commercializing its delivery technology and systems that is expected to position the company for significant growth. The first strategy is to offer category exclusivity licensing opportunities to existing brands which will enhance brand differentiation and the second is accelerating distribution of the company’s Powered By Fuse!™ performance products, by leveraging relationships such as Mission’s retail network. These agreements with Mission are the latest in a series of anticipated distribution and partnership deals for Fuse Science.

About Fuse Science Inc.

Fuse Science Inc. (OTCQB: DROP), is an innovative consumer products holding company based in Miami Lakes, Florida.  Fuse Science is the developer of new, patent-pending technologies poised to redefine how consumers receive energy, medicines, vitamins and minerals.  The company has successfully developed and maintains the rights to sublingual and transdermal delivery systems for bioactive agents that can now, for the first time, effectively encapsulate and charge many varying molecules in order to produce complete product formulations which can bypass the gastrointestinal tract and enter the blood stream directly - all in a concentrated "DROP" form that is simply applied under the tongue.  The Fuse Science technology is designed to accelerate conveyance of medicines or nutrients relative to traditional pills and liquids and can enhance how consumers receive these products.  Information about Fuse Science is available online at www.fusescience.com  and www.poweredbyfuse.com  or by calling 305-503-FUSE (3873

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Safe Harbor Statement: Certain statements and information included in this release may constitute "forward-looking statements" as defined in the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied in such statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in the Company's SEC filings. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.

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